December 15, 2020

State Street Bank and Trust Company

2495 Natomas Park Dr., Suite 400

Sacramento, CA 95833

Attention: Jason O’Neill, Vice President

Re:  Franklin Templeton ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as Franklin Exponential Data ETF (the “Fund”), which is expected to be launched on or about January 12, 2021.

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Services Agreement dated as of April 18, 2016 by and among State Street Bank and Trust Company (“State Street”) and each registered investment company party thereto (as amended, modified, or supplemented from time to time, the “Agreement”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Funds under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Schedule A attached hereto.  In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

FRANKLIN TEMPLETON ETF TRUST
By:	/s/ Navid J. Tofigh
Name:	Navid J. Tofigh
Title:	Vice President and Secretary

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:	_________________________________
Name:
Title:	, Duly Authorized
Effective Date:

SCHEDULE A

LIST OF PORTFOLIOS

Franklin Liberty U.S. Low Volatility ETF

Franklin Liberty Investment Grade Corporate ETF

Franklin Liberty International Opportunities ETF

Franklin Liberty Federal Intermediate Tax-Free Bond Opportunities ETF (f/k/a Franklin Liberty Intermediate Municipal Opportunities ETF)

Franklin Liberty Federal Tax-Free Bond ETF (f/k/a Franklin Liberty Municipal Bond ETF)

Franklin Liberty Senior Loan ETF

Franklin Liberty High Yield Corporate ETF

Franklin Liberty International Aggregate Bond ETF

Franklin Liberty US Core Bond ETF

Franklin Liberty Systematic Style Premia ETF

Franklin Liberty U.S. Treasury Bond ETF

Franklin Liberty Ultra Short Bond ETF

Franklin LibertyQ International Equity Hedged ETF

Franklin LibertyQ Emerging Markets ETF

Franklin LibertyQ Global Dividend ETF

Franklin LibertyQ Global Equity ETF

Franklin LibertyQ U.S. Small Cap Equity ETF

Franklin LibertyQ U.S. Mid Cap Equity ETF

Franklin LibertyQ U.S. Equity ETF

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Australia ETF

Franklin FTSE Brazil ETF

Franklin FTSE Canada ETF

Franklin FTSE China ETF

Franklin FTSE Europe ETF

Franklin FTSE Europe Hedged ETF

Franklin FTSE France ETF

Franklin FTSE Germany ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF

Franklin FTSE Italy ETF

Franklin FTSE Japan ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Mexico ETF

Franklin FTSE Russia ETF

Franklin FTSE South Korea ETF

Franklin FTSE Switzerland ETF

Franklin FTSE Taiwan ETF

Franklin FTSE United Kingdom ETF

Franklin FTSE Latin America ETF

Franklin FTSE Saudi Arabia ETF

Franklin FTSE South Africa ETF

Franklin Disruptive Commerce ETF

Franklin Genomic Advancements ETF

Franklin Intelligent Machines ETF

Franklin Exponential Data ETF